UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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THE EMPIRE DISTRICT ELECTRIC COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by The Empire District Electric Company

Pursuant to Rule 14a-12

Under the Securities Exchange Act of 1934

Subject Company: The Empire District Electric Company

Commission File No.: 1-3368

On May 17, 2016, the following presentation was provided to the parties involved in merger Docket No. EM-2016-0213 before the Missouri Public Service Commission by The Empire District Electric Company:

Missouri Technical Session I Liberty Utilities The Empire District Electric Company David Pasieka, Peter Eichler, Chris Krygier, Sarah Knowlton, Kelly Walters and Scott Keith May 16-17, 2016 1

Introductions Christopher Krygier Director, Regulatory & Government Affairs Liberty Utilities (Midstates) David Pasieka President, Liberty Utilities Peter Eichler Vice President, Strategic Planning Liberty Utilities Scott Keith Director, Regulatory Empire District Sarah Knowlton Sr. Director, Legal Kelly Walters COO, Empire District 2

Safety Moment 3

Objectives  Safety Moment  Overview - APUC, LU and EDE  Transaction Overview and Benefits  Transition Update  Wrap up 4

Overview: Algonquin Power &Utilities Liberty Utilities Corp. TheEmpire DistrictElectric Company 5

Our Values    Quality Efficiency Care “Safety is not a value, it’s the price of admission” 6

Local, Responsive, Caring Local • • • Walk in service centers providing local ‘touch’ De-centralized operations creating local jobs Building notable presence in our communities, including through “Liberty Days” Responsive • Empowered local management rewarding superior service and support State-wide implementation of standardized Liberty Utilities systems / processes Local sales functions to increase availability of utility services • • Caring • • • Customer centricity reinforced through survey Support for low income residents Locally administered Energy Efficiency programs Disciplined safety and training standards • 7

Algonquin Power & Utilities Corp. Overview r...ALGONQUIN Power & Utilities Corp. I UThe utility company most admired by customers, communities and investors for our people, passion and performance" Natura/Gas --------Transmission and and Pipelines Distribution Distribution Focused business development team Experienced developer of large projects Transmission 8 Water Supply and Natural G as Distribution Electric Generation,

Liberty Utilities – A growing utility operator • • • Started in utility business over 15 years ago Long term owner of electric, natural gas, water and wastewater utilities 7 acquisitions in the last 5 years 9

Liberty Utilities Distribution Map 10

 Empire District Overview • • Established in 1909 Operations in four states: MO, KS, OK, AR and FERC 170,000 Electric customers • • 8,100 miles of line (transmission & distribution) 1,377 megawatts generating capacity • • • • • Service center in Joplin and Ozark 44,000 Natural Gas customers Fiber Optic & Water Service 750 employees Kansas, 4.6% Missouri, 85.9% Arkansas, 2.6% Oklahoma, 2.7% FERC, 4.2% 2014 On-System Electric Revenues by Jurisdiction 11

Transition Overview and Benefits 12

Acquisition Rationale and Benefits • Efficacy of Scale • Increased Management Capability • Enhanced regional senior leadership support • Regional Board of Directors • Enhanced financial capabilities • Maintains jobs • Seamless transition 13

Key Commitments 1. Customers: 1. No impact to customer rates resulting from the acquisition Forgo recovery of acquisition premium and transaction costs in rates Maintain or enhance EDE service and reliability levels 2. 3. 2. Employees: 1. 2. 3. Retain Management Team Retain Employees Expand responsibilities for EDE Management Team in new Central Region 14

Key Commitments (cont) 1. Community: 1. 2. 3. Retain Joplin Headquarters Retain Empire Brand Maintain community giving levels 2. Regulator 1. Proven utility owner with 10+ years Missouri operating experience Smooth transition by retaining workforce Access to books and records 2. 3. 15

Financial Analysis and Auditing 16

Company Structure Business Groups 17 Distribution Transmission Generation

Transaction Financing / Capital Markets  Financing designed to maintain strong BBB investment grade credit rating • Purchase Price - $2.4 billion • Assumed Debt - $0.9 billion • Equity - $0.8 billion  APUC / LU have robust capital markets access • Already raised via mandatorily convertible debentures  Repeats similar financing successes of prior acquisitions • Remaining financing closer to acquisition close  Utilizing LU Co’s successful debt financing platform • EDE will have access to short-term credit facility through LU Co  $365 million raised since 2012 18

Transaction Accounting  Day 1 entries will include “1 for 1” import of EDE’s financial statements a  Wholly owned subsidiary of LU Central  Goodwill to be recorded LU Central books on  ADIT will come over EDE’s books as is on 19

Possible Empire Personnel Allocations Example of Allocation IT Billing Senior Leadership Operations Supervision Operating Staff Specific Utility Business Line Allocation State Operations State Allocation Central Region Regional Allocation EDE Distribution Business Group Business Group Allocation APUC/LABS

Transition “Same Planning ProcessOverview: as it ever was…but together” better 21

Transition Objectives • A timely, successful closing that will enable a smooth seamless transition and continue reliable and safe service for our all customers • Identify opportunities to join Empire and Liberty so as to bring about efficacies of scale through the state, regional and central shared services model • Utilize a collaborative process that enables a cross-functional and cross-company team to identify and deliver on all key actions 22

Guiding Principles for the Transition • Commitment to delivering customer, regulator and employee facing functions locally remains unchanged • “Same as it ever was” • Joplin, MO to be the head office of Distribution Central region • No job losses in Empire result of the acquisition; as a • Empire brand will co-exist with Liberty brand the 23

Transition Governance Approach • Cross Company Teams formed (Leads for each Function) • Each team develops a Transition Plan for their function with guidance and support from the Project Management Office (PMO) templates will be provided – • Reporting • • • Teams submit progress updates bi-weekly to the PMO ‘Red, Yellow, Green’ reporting approach Checkpoint meetings progress and resolve between issues PMO and each team to track 24

Lessons Learned from Previous Transitions Communication: • • Collaborative approach works best Pay special attention to employee and customer impacts Management of people issues: • • • Don’t leave employees wondering Be clear on compensation and benefits Recognize, understand and address cultural gaps Managementand execution of transition: • • • • 25 Develop clear plans Status reporting matters Pay attention to ‘boundary issues’ Allow enough time to avoid last minute issues

Transition Project Structure


Ian Robertson
David Bronicheski
David Pasieka
Brad Beecher
Laurie Delano
Kelly Walters
Brent Baker
Transition Steering Committee
Transition Steering Committee
• receives monthly status report
• meets monthly
• Resolves conflicts, resources, priorities
Monthly progress update
Transition Leads
George Trisic
Ron Gatz
John Lowson
Project Managers
Jennifer Watson
Blake Mertens
PMO
PMO
• Collects bi-weekly reports
• Meets with individual teams
• Produces report to Steering Committee
• Develops agenda for monthly meeting
Bi-Weekly Reports
Bi-Weekly Reports
HR/Payroll
Finance
IT
Customer
Regulatory
EHS&S
Procurement
Legal
Engineering & Operations

26

Transition Team Leads

Function	APUC	Empire
Distribution Business Group Regional Structure	David Pasieka	Brad Beecher
Finance	Todd Mooney	Rob Sager
Financial Reporting & Consolidation	Luisa Read	Laurie Delano
Treasury	Arthur Kacprzak	Mark Timpe
Human Resources	Greg Rooney	Pete Babb
Enviromental Health and Safety	Scott Blackwood	Tim Wilson/Pete Babb
IT	John Lowson/Ed Mohacsy	Lance Adams
Board and Governance Matters	Linda Beairsto	Dale Harrington
Electric Distribution Operations	Kurt Demmer	Sam McGarrah
Gas Operations	Mike Beatty	Steve Teter
Water Operations	Pete Lucas	Kyle Slagle
Generation Operations	Mike Snow	John Woods
Regulatory	Peter Eichler	Kelly Walters
Marketing communications & branding	Katy Cook	Julie Maus
Sales	Scott Owen	Shawn Pingleton
Customer Service	Katy Cook	Brent Baker
Billing & Collections	Gerald Tremblay	Brent Baker
Procurement and Fleet	Stephen McCrodan	Randy Penn
Legal	Linda Beairsto	Sharrock Dermott
Risk and Insurance	Lisa Jeffray	Mark Timpe
Internal Audit	Dan Gilpin	Carol Spriggs
Communications and IR	Ian Tharp	Dale Harrington
Electric Energy Marketing	Laura Jehn	Blake Mertens /Aaron Doll
Fuel Procurement	Chico DaFonte	Blake Mertens /Terry Wright
Electric Generation & Transmission Dispatch	Laura Jehn	Fred Meyer
Gas Control & Dispatch (EDG centric)	Norm Gallagher	Connie Carlile

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Timeline April 2016 July 2016 Sept 2016 Q1 2017 output discovery Day 1 Plan: “Same as it ever was…but better together” Transition is planned in two phases prior to closing date: - First phase:  Mutual discovery between functional teams  Develop blueprint for Liberty Central Region and for the merged shared services teams - Second phase:  Develop plans for work to be done at or shortly after closing  Focused on support functions eg financial statement preparation, budgeting, chain of approval, banking, IT networks & email. Not focused on operational activities – that will occur post-close, 28 Present from Draft Day One plans Execute Day One plans Develop Day One plans “Day 1” Assumed Close Transition Teams Organize Mutual discovery

Empire Transition Highlights  Empire represents opportunity to carry on with business as usual without significant IT transition  Empire is a stand alone company that already has people and processes  Atmos was building from the ground up  The drive to “Day 1” is simplified by keeping all employees, Joplin headquarters and brand 29 Transition Function Empire Prior Transitions Leadership Team In place, already running utility None, had to hire Accounting, HR, Regulatory, IT Employees In place, staying as part of transition None, had to hire IT In place and functioning No systems, had to stand up numerous systems. TSA’s Walk-in centers Already open, may open further centers in future Closed Office / service centers Joplin HQ in place Had to build office

Transition Update 30

Activity completed since announcement  March 16, 2016 – Acquisition applications in MO, AR, KS, OK and FERC  Transition Team named and planning activities under way filed  Proxy approved for filing by SEC  April 11, 2016 – EDE Employee townhall  Sent to shareholders  April 20, 2016 – APUC / EDE leadership meeting Joplin  Continued outreach and in discussion with stakeholders  May 6, 2016 – FERC Order received approving transaction  May 12, 2016 – Oklahoma Order received approving transaction 31

Customer Care  “Same as it ever was…but better together”  Maintain current customer service reporting metrics  Keep all walk-in open with same centers availability  Maintain current payment methods of  Retain all customer service employees  Maintain current locations pay station  Retain all billing employees  Continue customer satisfaction surveys  Continue current customer information and billing system 32

Information Technology  “Same as it ever was…but better together”  Continue utilizing same customer information and accounting systems  Continue utilizing same SCADA systems  Continue utilizing same email systems 33

Employees  Honor pre-merger payment obligations  Non-union employees   Same wages Substantially comparable benefits, incentive opportunities Honor existing contracts, etc. No termination to company benefit plans that are materially adverse to participants (i.e. health, welfare, retirement, SERP, etc) 34

Transition Next Steps • June 2-3 – Transition Team meets in Joplin • June 16, 2016 – Shareholder vote • Active dockets in Arkansas, Kansas, and Missouri 35

Wrap up  Strong progress since acquisition announcement  Approvals received from FERC and Oklahoma  Shareholder vote scheduled  Transition Planning on schedule and moving forward  Same as it ever was…but better together! 36

Additional Information and Where to Find It

The proposed transaction will be submitted to shareholders of Empire for their consideration at a special meeting to be held on June 16, 2016.  In connection with the proposed transaction, on May 3, 2016, Empire filed a definitive proxy statement and a form of proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the special meeting. The definitive proxy statement was mailed to Empire shareholders of record as of May 2, 2016, the record date fixed for the special meeting. This communication is not a substitute for the definitive proxy statement. EMPIRE SHAREHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY BECAUSE THE DEFINITIVE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant documents filed by Empire with the SEC, when filed, are available free of charge at the SEC’s website at www.sec.gov, at Empire’s website at www.empiredistrict.com or by sending a written request to Corporate Secretary, The Empire District Electric Company, 602 S. Joplin Avenue, Joplin, Missouri 64801.  Information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Empire shareholders is available in the definitive proxy statement.